CALIFORNIA PIZZA KITCHEN, INC

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

July 2, 2004

Dear Shareholder:

We have previously sent to you proxy material for the Annual Meeting of Shareholders of California Pizza Kitchen, Inc. to be held on July 28, 2004. Your Board of Directors unanimously recommends that you vote in favor of all proposals under consideration.

Since the approval of the Reincorporation Proposal requires the affirmative vote of holders of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote today by telephone, via the Internet, or by signing and returning the enclosed voting instruction form in the envelope provided.

Very truly yours,

Susan M. Collyns Chief Financial Officer and Secretary

IMPORTANT NOTE:

Remember, you can now vote by telephone, or via the Internet.

Please follow the easy instructions on the enclosed voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-750-9497.